Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of United Community Banks, Inc. of our report dated March 1, 2013, relating to our audit of the consolidated financial statements included in the Annual Report on Form 10-K of United Community Banks, Inc. for the year ended December 31, 2014. We also consent to the reference to our Firm under the caption “Experts” in this Registration Statement.

Atlanta, Georgia

April 21, 2015